Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements are presented to show how PBF Holding Company LLC (“PBF Holding” or the “Company”) might have looked if PBF Holding’s acquisition of the ownership interests of Chalmette Refining, L.L.C. (“Chalmette Refining”), which owns the Chalmette refinery and related logistics assets (collectively, the “Chalmette Acquisition”), the contribution received from PBF Energy Company LLC (“PBF LLC”), PBF Holding’s parent, which was made with proceeds received in connection with PBF Energy Inc.’s (“PBF Energy”) issuance of 11,500,000 shares of Class A Common Stock in October 2015 (the “October 2015 Equity Offering”) and certain other transactions described below had occurred on the date and for the periods indicated below. We derived the following unaudited pro forma consolidated financial statements by applying pro forma adjustments to our historical consolidated financial statements and the historical financial statements of Chalmette Refining. In addition, we have supplementally included an earnings before interest, taxes, depreciation and amortization (“EBITDA”) reconciliation for Chalmette Refining based on its historical financial statements. The pro forma effect of the Chalmette Acquisition is based on the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The unaudited pro forma consolidated financial statements do not include the impact of the Torrance Acquisition announced on September 30, 2015.

We derived the following unaudited pro forma consolidated financial statements by applying pro forma adjustments to our historical consolidated financial statements that give effect to the Chalmette Acquisition and the contribution received from our parent in connection with PBF Energy’s October 2015 equity offering. The unaudited pro forma consolidated financial statements do not include the impact of the Torrance Acquisition announced on September 30, 2015. The unaudited pro forma consolidated balance sheet is based on the individual historical consolidated balance sheets of the Company and Chalmette Refining as of September 30, 2015, and has been prepared to reflect the Chalmette Acquisition as if it occurred on September 30, 2015 and gives effect to the borrowing incurred under our asset-backed revolving credit facility (the “Revolving Loan”) to fund the Chalmette Acquisition and the contribution from PBF LLC in connection with PBF Energy’s October 2015 Equity Offering. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2014 and the nine-months ended September 30, 2015 combines the historical results of operations of the Company and Chalmette Refining, as if the acquisition occurred on January 1, 2014 and gives effect to the borrowing incurred under our Revolving Loan to fund the Chalmette Acquisition.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 2014 and nine months ended September 30, 2015 do not reflect future events that may occur after the completion of the acquisition on November 1, 2015, including but not limited to the anticipated realization of cost savings from operating synergies and certain charges expected to be incurred in connection with the transaction, including, but not limited to, costs that may be incurred in connection with integrating the operations of Chalmette Refining.

The unaudited pro forma consolidated financial information is presented for informational purposes only. The unaudited pro forma consolidated financial information does not purport to represent what our results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not purport to project our results of operations or financial condition for any future period or as of any future date. In addition, they do not purport to indicate the results that would actually have been obtained had the Chalmette Acquisition been completed on the assumed date or for the periods presented, or which may be realized in the future.

In order to prepare the pro forma financial information, we adjusted Chalmette Refining’s historical assets and liabilities to their estimated fair values in accordance with ASC 805 as a result of our closing of the Chalmette Acquisition on November 1, 2015. As of the date of this Current Report on Form 8-K/A, we have not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of Chalmette Refining’s assets acquired and the liabilities assumed and the related allocation of the purchase price, nor have we identified all adjustments necessary to conform Chalmette Refining’s accounting policies to our accounting policies. The determination of the fair value of Chalmette Refining’s assets and liabilities is ongoing and is expected to be finalized for our December 31, 2015 fiscal year-end. As a result, the accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary unaudited pro forma purchase price allocation has been made solely for the purpose of preparing the accompanying unaudited pro forma consolidated financial statements. There can be no assurance that such finalization of the purchase price will not result in material changes from the preliminary purchase price allocation included in the accompanying unaudited pro forma consolidated financial statements.

The pro forma adjustments as of and for the nine months ended September 30, 2015 principally give effect to:

•	the closing of the Chalmette Acquisition and its associated impact on our balance sheet and statement of operations including the borrowing incurred under our Revolving Loan to fund the acquisition; and

•	the contribution received from PBF LLC, PBF Holding’s parent, which was made with proceeds received in connection with PBF Energy’s October 2015 Equity Offering.

The pro forma adjustments for the year ended December 31, 2014 principally give effect to:

•	the closing of the Chalmette Acquisition and its associated impact on our statement of operations including the borrowing incurred under our Revolving Loan to fund the acquisition.

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2015

(in thousands)

	Historical		Pro Forma Effect of Accounting Changes (Note 1)		Adjusted Pro Forma Chalmette	Other Pro Forma Adjustments		Pro Forma Acquisition Adjustments		Pro Forma Consolidated
	PBF Holding	Chalmette
ASSETS
Current assets:
Cash and cash equivalents	$369,421	$177,291	$—		$177,291	$345,000	(3)	$(547,874	)(4)	$343,838
Accounts receivable	395,624	92,327	—		92,327	—		(89,741	)(4)	398,210
Accounts receivable-affiliate	3,299	—	—		—	—		—		3,299
Inventories	1,101,182	252,841	—		252,841	—		6,496	(4)	1,360,519
Prepaid expense and other current assets	55,152	127,971	—		127,971	—		(131,758	)(4)	51,365

Total current assets	1,924,678	650,430	—		650,430	345,000		(762,877)		2,157,231
Property, plant and equipment, net	1,814,507	325,876	—		325,876	—		1,086	(4)	2,141,469
Deferred charges and other assets, net	301,931	4,517	30,156	(2)	34,673	—		(34,673	)(4)	301,931

Total assets	$4,041,116	$980,823	$30,156		$1,010,979	$345,000		$(796,464)		$4,600,631

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$212,434	$249,536	$—		$249,536	$—		$(222,396	)(4)	239,574
Accounts payable-affiliate	24,272	945,153	—		945,153			(945,153	)(4)	24,272
Accrued expenses	1,049,237	—	—		—	—		12,413	(4)	1,061,650
Deferred revenue	4,174	—	—		—	—		—		4,174

Total current liabilities	1,290,117	1,194,689	—		1,194,689	—		(1,155,136)		1,329,670

Delaware Economic Development Authority loan	8,000	—	—		—	—		—		8,000
Long-term debt	764,422	—	—		—	—		170,000	(4)	934,422
Intercompany notes payable	152,037	—	—		—	—		—		152,037
Other long-term liabilities	63,081	1,565	—		1,565	—		(1,565	)(4)	63,081

Total liabilities	2,277,657	1,196,254	—		1,196,254	—		(986,701)		2,487,210
Commitments and contingencies
Equity:
Member's equity	1,131,992	—	—		—	345,000	(3)	—		1,476,992
Members' Capital	—	(220,393)	30,156	(2)	(190,237)	—		190,237	(5)	—
Retained earnings/(accumulated deficit)	657,028	—	—		—	—		—		657,028
Accumulated other comprehensive income/(loss)	(25,561)	—	—		—	—		—		(25,561)

Total equity	1,763,459	(220,393)	30,156		(190,237)	345,000		190,237		2,108,459
Noncontrolling interests	—	4,962	—		4,962	—		—		4,962

Total Equity	1,763,459	(215,431)	30,156		(185,275)	345,000		190,237		2,113,421

Total Liabilities and Equity	$4,041,116	$980,823	$30,156		$1,010,979	$345,000		$(796,464)		$4,600,631

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

1.	We performed certain procedures for the purpose of identifying any material differences in significant accounting policies between PBF Holding and Chalmette Refining and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by PBF Holding included a review of the summary of significant accounting policies disclosed in Chalmette Refining’s audited financial statements and discussions with Chalmette Refining’s management regarding their significant accounting policies in order to identify material adjustments. While we are continuing to engage in additional discussions with Chalmette Refining’s management and are in the process of evaluating the impact of Chalmette Refining’s accounting policies on its historical results following the close of the acquisition on November 1, 2015, our best estimate of the differences we have identified to date are included in Note 2 and Note 6 below.

2.	Reflects the estimated impact of reversing refinery turnaround costs expensed by Chalmette Refining from January 1, 2014 through September 30, 2015 in accordance with their historical accounting policy in order to conform to PBF Holding’s accounting policy which is to capitalize refinery turnaround costs incurred in connection with planned major maintenance activities and subsequently amortize such costs on a straight line basis over the period of time estimated to lapse until the next turnaround occurs (generally 3 to 5 years).

The impact of this adjustment includes the reversal of the turnaround expense recorded in operating expenses ($43.9 million for the year ended December 31, 2014 and de minimis for the nine months ended September 30, 2015) and recording the estimated depreciation expense associated with the turnaround costs that have been capitalized on the balance sheet in accordance with our policy.

3.	Represents proceeds contributed by PBF LLC, to PBF Holding, which were contributed to PBF LLC by PBF Energy in connection with PBF Energy’s October 2015 Equity Offering.

4.	Represents preliminary cash consideration transferred of $555.1 million for the Chalmette Acquisition at closing, which was funded through cash on hand and borrowings incurred under our Revolving Loan, and the estimated preliminary fair value of the net assets acquired as follows:

(in thousands)
Cash	$14,500
Accounts receivable	2,586
Inventories	259,337
Prepaid expenses and other current assets	6,213
Property, plant and equipment	322,000
Accounts payable and accrued expenses	(39,553)

Estimated fair value of net assets acquired	$565,083

These pro forma acquisition adjustments reflect the reversal of Chalmette Refining’s historical assets and liabilities as of September 30, 2015 and the recording of the estimated preliminary purchase price allocation of the fair value of the net assets acquired from Chalmette Refining as shown above.

This preliminary purchase price allocation estimate is based on PBF Holding’s initial estimates at closing and final allocations are subject to the terms of the sale and purchase agreement. The fair values of the accounts receivable, prepaid expenses and other current assets and accounts payable and accrued expenses are estimated to approximate their carrying value and are based on the estimated working capital acquired at closing. The fair value of inventory is based on the estimated quantities acquired at closing using estimated market prices. The fair value of property, plant and equipment is largely based on the acquisition purchase price of the assets. These amounts may change and may change materially at the time the Chalmette Acquisition purchase price allocation is finalized. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after the close of the acquisition. PBF Holding anticipates that the valuations of the acquired assets and liabilities will include, but not be limited to, inventory, property, plant and equipment and other potential intangible assets. The valuations are being performed by a third-party valuation specialist based on valuation techniques that PBF Holding deems appropriate for measuring the fair value of the assets acquired and liabilities assumed.

The final acquisition consideration, and amounts allocated to assets acquired and liabilities assumed in the acquisition could differ materially from the amounts presented in these unaudited pro forma consolidated financial statements.

The pro forma adjustment for Property Plant and equipment includes the reversal of the historical book value of such assets and the recording of the fair value determined by the preliminary purchase price allocation. Property, plant and equipment is shown net of $5.0 million of non-controlling interest acquired. In addition, the balance related to capitalized refinery turnaround costs in Deferred charges and other assets, net was also reversed as an acquisition adjustment in conjunction with the preliminary purchase price allocation.

The pro forma net cash adjustment includes the impacts of the following (in thousands):

Cash paid for Chalmette Acquisition	$(555,083)
Reversal of Chalmette Refining historical cash balance	(177,291)
Proceeds from Revolving Loan borrowings in connection with the Chalmette Acquisition	170,000
Acquired working capital cash in Chalmette Acquisition	14,500

Total pro forma cash adjustment	$(547,874)

In addition, the pro forma adjustment to Prepaid expense and other current assets included the application of a $10.0 million deposit previously made in connection with the Chalmette Acquisition.

5.	Reflects the elimination of Chalmette Refining’s Members’ Capital Deficit in connection with PBF Holding’s initial purchase price accounting adjustments.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Nine Months Ended September 30, 2015

(in thousands)

	Historical		Pro Forma Effect of Accounting Changes (Note 1)		Adjusted Pro Forma Chalmette	Pro Forma Acquisition Adjustments		Pro Forma Condensed Consolidated
	PBF Holding	Chalmette
Revenues	$9,763,440	$3,388,258	$—		$3,388,258	$—		$13,151,698

Cost and expenses:
Cost of sales, excluding depreciation	8,414,423	2,961,695	(196,597	)(6)	2,765,098	—		11,179,521
Operating expenses, excluding depreciation	625,542	—	263,700	(6)	263,700	—		889,242
General and administrative expenses	116,115	134,438	(103,884	)(6)	30,554	—		146,669
Gain on sale of assets	(1,133)	—	—		—	—		(1,133)
Depreciation and amortization expense	139,757	38,934	8,224	(6)	47,158	(30,810	)(7)	156,105
Impairment	—	405,408	—		405,408	(405,408	)(7)	—

	9,294,704	3,540,475	(28,557)		3,511,918	(436,218)		12,370,404
Income (loss) from operations	468,736	(152,217)	28,557		(123,660)	436,218		781,294

Other income (expense)
Change in fair value of catalyst lease	8,982	—	—		—	—		8,982
Interest expense, net	(65,915)	109	(36,782	)(6)	(36,673)	(4,373	)(8)	(106,961)

Net income (loss)	411,803	(152,107)	(8,225)		(160,333)	431,845		683,317
Less: net income attributable to noncontrolling interests	—	646	—		646	—		646

Net income (loss) attributable to PBF Holding Company LLC	$411,803	$(152,753)	$(8,225)		$(160,979)	$431,845		$682,671

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2014

(in thousands)

	Historical		Pro Forma Effect of Accounting Changes (Note 1)		Adjusted Pro Forma Chalmette	Pro Forma Acquisition Adjustments		Pro Forma Condensed Consolidated
	PBF Energy	Chalmette
Revenues	$19,828,155	$6,857,506	$—		$6,857,506	$—		$26,685,661

Cost and expenses:
Cost of sales, excluding depreciation	18,514,054	6,673,711	(339,961	)(6)	6,333,750	—		24,847,804
Operating expenses, excluding depreciation	880,701	—	378,140	(6)	378,140	—		1,258,841
General and administrative expenses	140,150	174,054	(130,351	)(6)	43,703	—		183,853
Gain on sale of assets	(895)	—	—		—	—		(895)
Depreciation and amortization expense	178,996	49,336	5,483	(6)	54,819	(33,022	)(7)	200,793

	19,713,006	6,897,101	(86,689)		6,810,412	(33,022)		26,490,396

Income from operations	115,149	(39,595)	86,689		47,094	33,022		195,265

Other income (expense)
Change in fair value of catalyst lease	3,969	—	—		—	—		3,969
Interest expense, net	(98,001)	299	(48,309)		(48,010)	(5,831	)(8)	(151,842)

Net income (loss)	21,117	(39,296)	38,380		(916)	27,191		47,392

Less: net income attributable to noncontrolling interests	—	362	—		362	—		362

Net income (loss) attributable to PBF Holding Company LLC	$21,117	$(39,658)	$38,380		$(1,278)	$27,191		$47,030

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

6.	Reflects the estimated impact of reversing refinery turnaround costs expensed by Chalmette Refining from January 1, 2014 through September 30, 2015 in accordance with their historical accounting policy in order to conform to PBF Holding’s accounting policy which is to capitalize refinery turnaround costs incurred in connection with planned major maintenance activities and subsequently amortize such costs on a straight line basis over the period of time estimated to lapse until the next turnaround occurs (generally 3 to 5 years).

The impact of this adjustment includes the reversal of the turnaround expense recorded in operating expenses ($43.9 million for the year ended December 31, 2014 and de minimis for the nine months ended September 30, 2015) and recording the estimated depreciation expense associated with the turnaround costs that have been capitalized on the balance sheet in accordance with our policy.

This adjustment also reflects certain reclassification adjustments to conform to our income statement presentation. For the 2014 year ended consolidated statement of operations, this adjustment includes a reclassification of $340.0 million from cost of sales to operating expenses, excluding depreciation and $130.4 million from general and administrative expenses including $82.1 million to operating expenses, excluding depreciation and $48.3 million to interest expense, net. For the nine months ended September 30, 2015 condensed consolidated statement of operations, this adjustment includes a reclassification of $196.6 million from cost of sales to operating expenses, excluding depreciation and $103.9 million from general and administrative expenses including $67.1 million to operating expenses, excluding depreciation and $36.8 million to interest expense, net.

7.	Represents the estimated depreciation expense resulting from the assumed fair value of property, plant and equipment acquired through the Chalmette Acquisition. Also reflects the reversal of the impairment charge recorded by Chalmette Refining which would not be applicable since property, plant & equipment would be recorded at fair value in connection with our preliminary purchase price allocation.

8.	Represents assumed interest expense incurred in connection with the $170.0 million borrowing under our Revolver Loan, which was used in part to fund the Chalmette Acquisition.

Chalmette Refining Reconcilation of Net Income to EBITDA

(in thousands)

	Nine months ended September 30, 2015	Year ended December 31, 2014

Net income (loss)	$(152,107)	$(39,296)
Add: Interest expense, net	(109)	(299)
Add: Depreciation amd amortization expense	38,934	49,336
Add: Financing fees included in General and Administrative expense	36,782	48,309

Chalmette Refining EBITDA	(76,500)	58,050
Add: Impairment	405,408	—

Chalmette Refining EBITDA excluding Impairments	$328,908	$58,050

EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) is a supplemental measure of performance that is not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We use this non-GAAP financial measure as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. EBITDA is a measure of operating performance that is not defined by GAAP and should not be considered a substitute for net income as determined in accordance with GAAP. In addition, because EBITDA is not calculated in the same manner by all companies, it is not necessarily comparable to other similarly titled measures used by other companies. EBITDA has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

The non-GAAP measure presented includes EBITDA excluding impairment charge. Chalmette Refining recorded an impairment charge of $405.4 million to reduce the carrying amount of property, plant, and equipment to its fair value during the nine months ended September 30, 2015. Although we believe that EBITDA excluding the impact of impairment provides useful supplemental information to investors regarding the results and performance of Chalmette Refining and allows for more useful period-over-period comparisons, such non-GAAP measure should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.